Exhibit 99.1

August 6, 2019

Drive Shack Announces Leadership Addition and Second Quarter 2019 Earnings Results

NEW YORK, August 6, 2019 (BUSINESS WIRE) – Drive Shack Inc. (NYSE: DS; the “Company”), an owner and operator of golf entertainment venues and traditional golf courses, is excited to announce the appointment of Hana Khouri as President of the Company.

“Hana has a track record of successfully operating golf entertainment venues and extensive knowledge of the industry,” said Wes Edens, Chairman of the Company’s Board of Directors.  “I am confident that she is the right person to lead our expansion and execute the strategic priorities of this business.”

Ms. Khouri worked at Topgolf alongside Ken May, Chief Executive Officer of Drive Shack, from 2013-2018, serving in various roles including National Director of Operations and International Director of Operations. During this time, she oversaw the opening of more than 20 Topgolf locations globally.

Additionally, the Company announced a new venue format referred to as the “Urban Box.” This smaller, indoor store is designed for dense, urban locations and will expand U.S. store potential by over 100 markets. The indoor concept is set to debut alongside Drive Shack’s mid-size venue in 2020.

The Company also announced that during the quarter it completed the sale of two public golf properties in New Jersey and California and two private golf properties in Tennessee and Washington for total gross proceeds of approximately $20 million.

For the three months ended June 30, 2019, the Company reported a loss of $14 million, or ($0.21) per share, compared to a loss of $6 million, or ($0.09) share, in the corresponding period of the prior year.  The difference is primarily related to the amount of decreased operating results associated with the sale of traditional golf properties.

The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning August 1, 2019 and ending October 31, 2019.  The dividends are payable on October 31, 2019, to holders of record of preferred stock on October 1, 2019, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

Conference Call Today
Management will hold a conference call to discuss these results today at 9:00 a.m. Eastern Time.  The conference call can be accessed over the phone by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference conference ID “9575248.”

A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, http://ir.driveshack.com.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://ir.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:30 P.M. Eastern Time on Tuesday, August 6, 2019 by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference conference ID “9575248.”

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

Forward-Looking Statements: Certain items in this Press Release may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s (a) future sales of selected owned golf properties, including without limitation statements relating to the timing and amount of anticipated proceeds, (b) our plans and expectations to optimize the operation of, and grow, our existing leased and managed golf properties, (c) redeployment of cash from our generated liquidity, (d) targeted multiples, yields and returns, (e) our ability to terminate or restructure leases and (f) the Company’s current business plan and expectations relating to our Drive Shack venues, including (i) the number of venues that we may be able to develop, (ii) timing and frequency for opening venues, (iii) financial performance of these venues and capital expenditure costs, (iv) the growth of the golf, golf entertainment, and eatertainment industry and business, and (v) our ability to enhance technology.  These statements are based on management’s current expectations and beliefs and are subject to a number of risks, trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We cannot give any assurances that management’s current expectations will be attained. For a discussion of some of the risks and important factors that could cause actual results to differ materially from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), which are available on the Company’s website (www.http://ir.driveshack.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible to predict or assess the impact of every factor that may cause actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Press Release. Forward-looking statements speak only as of the date of this Press Release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

	(Unaudited)
	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$39,683	$79,235
Restricted cash	4,299	3,326
Accounts receivable, net	6,341	7,518
Real estate assets, held-for-sale, net	33,355	75,862
Real estate securities, available-for-sale	3,071	2,953
Other current assets	20,471	20,505
Total current assets	107,220	189,399
Restricted cash, noncurrent	258	258
Property and equipment, net of accumulated depreciation	177,619	132,605
Operating lease right-of-use assets	225,666	—
Intangibles, net of accumulated amortization	20,115	48,388
Other investments	23,300	22,613
Other assets	4,897	8,684
Total assets	$559,075	$401,947

Liabilities and Equity
Current liabilities
Obligations under finance leases	$7,675	$5,489
Membership deposit liabilities	8,793	8,861
Accounts payable and accrued expenses	41,375	45,284
Deferred revenue	10,905	18,793
Real estate liabilities, held-for-sale	33	2,947
Other current liabilities	28,075	22,285
Total current liabilities	96,856	103,659
Credit facilities and obligations under finance leases - noncurrent	15,433	10,489
Operating lease liabilities - noncurrent	195,347	—
Junior subordinated notes payable	51,196	51,200
Membership deposit liabilities, noncurrent	94,156	90,684
Deferred revenue, noncurrent	5,930	6,016
Other liabilities	3,035	5,232
Total liabilities	$461,953	$267,280

Commitments and contingencies

Equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2019 and December 31, 2018	$61,583	$61,583

Common stock, $0.01 par value, 1,000,000,000 shares authorized, 67,033,104 and 67,027,104 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	670	670
Additional paid-in capital	3,178,478	3,175,843
Accumulated deficit	(3,145,487)	(3,105,307)
Accumulated other comprehensive income	1,878	1,878
Total equity	$97,122	$134,667

Total liabilities and equity	$559,075	$401,947

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Golf operations	$57,386	$69,150	$102,092	$122,704
Sales of food and beverages	14,229	21,854	23,475	34,960
Total revenues	71,615	91,004	125,567	157,664
Operating costs
Operating expenses	58,720	67,042	106,443	124,421
Cost of sales - food and beverages	3,904	6,193	6,601	10,233
General and administrative expense	13,607	10,268	25,226	19,462
Depreciation and amortization	5,122	4,315	10,046	9,863
Pre-opening costs	1,700	247	2,879	1,803
Impairment	118	—	4,206	1,473
Realized and unrealized (gain) on investments	—	(89)	—	(331)
Total operating costs	83,171	87,976	155,401	166,924
Operating income (loss)	(11,556)	3,028	(29,834)	(9,260)

Other income (expenses)
Interest and investment income	265	469	608	915
Interest expense, net	(1,795)	(4,601)	(3,947)	(8,650)
Other income (loss), net	127	(3,699)	5,614	(4,105)
Total other income (expenses)	(1,403)	(7,831)	2,275	(11,840)
Loss before income tax	(12,959)	(4,803)	(27,559)	(21,100)
Income tax expense	—	—	—	—
Net Loss	(12,959)	(4,803)	(27,559)	(21,100)
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Loss Applicable to Common Stockholders	$(14,354)	$(6,198)	$(30,349)	$(23,890)

Loss Applicable to Common Stock, per share
Basic	$(0.21)	$(0.09)	$(0.45)	$(0.36)
Diluted	$(0.21)	$(0.09)	$(0.45)	$(0.36)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	67,029,610	66,977,104	67,028,364	66,977,104
Diluted	67,029,610	66,977,104	67,028,364	66,977,104

For Investor Relations Inquiries:
Austin Pruitt
Drive Shack Inc.
646-585-5591
IR@driveshack.com